EXHIBIT A
                                                        ENERGYNORTH, INC. AND SUBSIDIARIES
                                                           CONSOLIDATING BALANCE SHEET
                                                                     ASSETS
                                                                December 31, 1997
                                                                    Unaudited
                                                                 (in thousands)


                                                        ENERGYNORTH ENERGYNORTH ENERGYNORTH BROKEN        ENI ADJUSTMENTS &
                                          ENERGYNORTH, NATURAL GAS,    PROPANE,     REALTY, BRIDGE RESOURCES,  INTERCOMPANY
                                                  INC.         INC.        INC.        INC.  CORP.       INC.  ELIMINATIONS    TOTAL
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------
Property:
  Utility plant, at cost                      $     -     $149,872      $    -      $    -   $  -        $ -      $     32  $149,904
  Accumulated depreciation and
    amortization                                    -       48,956           -           -      -          -             4    48,960
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------
      Net utility plant                             -      100,916           -           -      -          -            28   100,944
  Net nonutility property, at cost                 48            -       5,966       1,238    418          -           (55)    7,615
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------
      Net property                                 48      100,916       5,966       1,238    418          -           (27)  108,559
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------
Investment in subsidiaries                     50,700            -           -           -      -          -       (50,700)        -
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------
Current assets:
  Cash and temporary cash investments             (18)         126         129         301      3         10             -       551
  Note receivable                                   -            -         158           -      -          -             -       158
  Accounts receivable, net                          3        9,813       1,164           -      -          2             -    10,982
  Unbilled revenues                                 -        3,473           -           -      -          -             -     3,473
  Intercompany accounts receivable              1,275         (986)       (136)         (7)   (17)       (52)          (77)        -
  Deferred gas costs                                -        1,433           -           -      -          -             -     1,433
  Inventories, at average cost                      -        9,038         415           -      -          -             -     9,453
  Prepaid and deferred taxes                        -        1,409          25           -      2          -             -     1,436
  Recoverable FERC 636 transition costs             -        1,009           -           -      -          -             -     1,009
  Prepaid expenses and other                        -          826         184           3      -          -             -     1,013
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------
      Total current assets                      1,260       26,141       1,939         297    (12)       (40)          (77)   29,508
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------

Deferred charges:
  Regulatory asset - income taxes                   -        2,401           -           -      -          -             -     2,401
  Recoverable environmental costs                   -        5,044           -           -      -          -             -     5,044
  Other deferred charges                          124        1,902          94          10      -         32             -     2,162
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------
      Total deferred charges                      124        9,347          94          10      -         32             -     9,607
                                         ------------- ------------ ----------- ----------- ------ ---------- ------------- --------

Total assets                                  $52,132     $136,404      $7,999      $1,545   $406        $(8)     $(50,804) $147,674
                                         ============= ============ =========== =========== ====== ========== ============= ========

EXHIBIT A
                                                        ENERGYNORTH, INC. AND SUBSIDIARIES
                                                           CONSOLIDATING BALANCE SHEET
                                                       STOCKHOLDERS' EQUITY AND LIABILITIES
                                                                 December 31, 1997
                                                                     Unaudited
                                                                  (in thousands)


                                                     ENERGYNORTH ENERGYNORTH ENERGYNORTH BROKEN        ENI ADJUSTMENTS &
                                       ENERGYNORTH, NATURAL GAS,    PROPANE,     REALTY, BRIDGE RESOURCES,  INTERCOMPANY
                                               INC.         INC.        INC.        INC.  CORP.       INC.  ELIMINATIONS    TOTAL
                                       ------------ ------------ ----------- ----------- ------ ---------- ------------- --------
Capitalization:
 Common stockholders' equity:
  Common stock                             $ 3,246    $  3,000       $   15      $    7   $ 10       $  1      $ (3,033) $  3,246
  Amount in excess of par                   30,488      22,538          850         378    390         45       (24,201)   30,488
  Retained earnings                         17,181      21,046        2,294         141     24        (39)      (23,493)   17,154
                                       ------------ ----------- ------------ ----------- ------ ---------- ------------- --------
Total common stockholders' equity           50,915      46,584        3,159         526    424          7       (50,727)   50,888

  Long-term debt                                 -      42,879        1,454         884      -          -             -    45,217
                                       ------------ ----------- ------------ ----------- ------ ---------- ------------- --------
    Total capitalization                    50,915      89,463        4,613       1,410    424          7       (50,727)   96,105
                                       ------------ ----------- ------------ ----------- ------ ---------- ------------- --------

Current liabilities:
  Notes payable to banks                         -       2,050          500           -      -          -             -     2,550
  Long-term debt                                 6         478          380          61      -          -             -       925
  Capital lease obligations                      -           -            -           -      -          -             -         -
  Inventory purchase obligation                  -       8,861            -           -      -          -             -     8,861
  Accounts payable                             (31)      6,386          849          (8)     -          -           (77)    7,119
  Accrued interest                               -       1,200            2           7      -          -             -     1,209
  Accrued taxes                                  -       2,477          133           1    (14)       (15)            -     2,582
  Accrued FERC 636 transition costs              -       1,009            -           -      -          -             -     1,009
  Customer deposits, environmental
    and other                                1,242       1,896          654           -      1          -             -     3,793
                                       ------------ ----------- ------------ ----------- ------ ---------- ------------- --------
     Total current liabilities               1,217      24,357        2,518          61    (13)       (15)          (77)   28,048
                                       ------------ ----------- ------------ ----------- ------ ---------- ------------- --------

Deferred credits:
  Deferred income taxes                          -      17,275          830          74     (5)         -             -    18,174
  Unamortized investment tax credits             -       1,703            -           -      -          -             -     1,703
  Regulatory liability - income taxes            -       1,226            -           -      -          -             -     1,226
  Contributions in aid of construction
    and other                                    -       2,380           38           -      -          -             -     2,418
                                       ------------ ----------- ------------ ----------- ------ ---------- ------------- --------
     Total deferred charges                      -      22,584          868          74     (5)         -             -    23,521
                                       ------------ ----------- ------------ ----------- ------ ---------- ------------- --------
Total stockholders' equity and
  liabilities                              $52,132    $136,404       $7,999      $1,545   $406       $ (8)     $(50,804) $147,674
                                       ============ =========== ============ =========== ====== ========== ============= ========

EXHIBIT A
                                                   ENERGYNORTH, INC. AND SUBSIDIARIES
                                                    CONSOLIDATING STATEMENT OF INCOME
                                              FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1997
                                                                Unaudited
                                                              (in thousands)

                                                  ENERGYNORTH  ENERGYNORTH  ENERGYNORTH  BROKEN        ENI  ADJUSTMENTS &
                                   ENERGYNORTH,  NATURAL GAS,     PROPANE,      REALTY,  BRIDGE  RESOURES,   INTERCOMPANY
                                           INC.          INC.         INC.         INC.   CORP.       INC.   ELIMINATIONS     TOTAL
                                   ------------  ------------  -----------  -----------  ------  ---------  -------------  --------
Operating revenues:
  Utility gas service                         -       $94,753      $     -         $  -   $  -        $ -          $   -   $ 94,753
  Propane gas service                         -             -       12,555            -      -          -              -     12,555
  Rental revenue                              -             -            -          448      -          -           (448)         -
                                   ------------  ------------  -----------  -----------  ------  ---------  -------------  --------
    Total operating revenues                  -        94,753       12,555          448      -          -           (448)   107,308
                                   ------------  ------------  -----------  -----------  ------  ---------  -------------  --------

Operating expenses:
  Cost of gas sold                            -        55,363        6,676            -      -          -              -     62,039
  Operations and maintenance                  -        18,640        3,659          135      -                      (452)    21,982
  Depreciation and amortization               -         5,097        1,101           78      -          -              -      6,276
  Taxes other than income taxes               -         2,698          204           58     16          -              -      2,976
  Federal and state income taxes              -         3,722          359           39     (1)         3              -      4,122
                                   ------------  ------------  -----------  -----------  ------  ---------  -------------  --------
    Total operating expenses                  -        85,520       11,999          310     15          3           (452)    97,395
                                   ------------  ------------  -----------  -----------  ------  ---------  -------------  --------

Operating income (loss)                       -         9,233          556          138    (15)        (3)             4      9,913

Other income (expense), net                   -           999          194           10     12          9             (4)     1,220


Interest expense:
  Interest on long-term debt                  -         2,905          170           86      -          -              -      3,161
  Other interest                              -           924            6            -      -          -              -        930
                                   ------------  ------------  -----------  -----------  ------  ---------  -------------  --------
    Total interest expense                    -         3,829          176           86      -          -              -      4,091
                                   ------------  ------------  -----------  -----------  ------  ---------  -------------  --------

Net income (loss)                             -       $ 6,403      $   574         $ 62   $ (3)       $ 6          $   -   $  7,042
                                   ============  ============  ===========  ===========  ======  =========  =============  ========

Consolidated basic earnings per share - $2.17

EXHIBIT A
                       ENERGYNORTH, INC. AND SUBSIDIARIES
                       CONSOLIDATING  STATEMENT OF SURPLUS
                  FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1997
                                    Unaudited
                                 (in thousands)



                                            ENERGYNORTH  ENERGYNORTH  ENERGYNORTH  BROKEN         ENI  ADJUSTMENTS &
                             ENERGYNORTH,  NATURAL GAS,     PROPANE,      REALTY,  BRIDGE  RESOURCES,        COMPANY
                                     INC.          INC.         INC.         INC.   CORP.        INC.   ELIMINATIONS    TOTAL
                             ------------  ------------  -----------  -----------  ------  ----------  -------------  -------
Balance - December 31, 1996       $14,242       $18,337       $2,129         $ 79    $27        $(45)      $(20,554)  $14,215

Add:
 Net income(loss)                   7,042         6,403          574           62     (3)          6         (7,042)    7,042

Less:
 Cash dividends                     4,103         3,694          409            -      -           -         (4,103)    4,103
                             ------------  ------------  -----------  -----------  ------  ----------  -------------  -------
Balance - December 31, 1997       $17,181       $21,046       $2,294         $141    $24        $(39)      $(23,493)  $17,154
                             ============  ============  ===========  ===========  ======  ==========  =============  =======